                                                                    EXHIBIT 99.1

                    CIT REPORTS SECOND FISCAL QUARTER RESULTS
  CONTINUED COMMITMENT TO BALANCE SHEET STRENGTH, LIQUIDITY AND CREDIT RATINGS


     NEW YORK, April 25, 2002 --- CIT Group Inc., a subsidiary of Tyco International Ltd. (NYSE: TYC, LSE: TYI, BSX: TYC), today announced second fiscal quarter 2002 net income of $157.3 million, compared to $160.1 million in the corresponding period of 2001. The current quarter results include a $95.0 million pretax ($58.9 million after tax) provision relating to the economic reforms instituted by the Argentine government that resulted in the conversion of CIT's dollar-denominated receivables into pesos. The prior year quarter included $22.5 million in goodwill amortization ($19.9 million after tax). Excluding the Argentina-related provision and goodwill amortization, earnings increased to $216.2 million in 2002 from $180.0 million last year. This improvement reflected higher risk-adjusted margins and improved operating expense efficiency. Earnings declined from $239.0 million last quarter, primarily due to the Argentina loss provision, lower fee income and lower risk adjusted margins reflecting CIT's higher cost of funds on bank borrowings and increased liquidity. Management expects the continuation of higher borrowing costs relating to these liquidity issues to continue in the near term.

     For the six months ended March 31, 2002, net income was $396.3 million, compared to $320.2 million in the prior year period. Excluding the Argentina-related provision and goodwill amortization, earnings for the six months ended March 31, 2002 were $455.2 million, compared to $360.0 million for the six months ended March 31, 2001.

     The most recent quarter was a challenging one for CIT. Cost of funds were adversely impacted by liquidity events. In addition, due to limited access to the public debt markets and the continuation of soft economic conditions in the U.S., the asset portfolio declined. Despite these adverse conditions, the quarterly results reflected operating efficiencies and balance sheet strength as demonstrated by an improved leverage ratio.

FINANCIAL HIGHLIGHTS:

     FUNDING AND LIQUIDITY PLAN. During the quarter, CIT completed more than $3 billion in new securitization facilities backed by home equity loans and receivables to improve liquidity and broaden funding access. CIT also drew down on its $8.5 billion unsecured bank credit facilities and is using the proceeds to pay off outstanding commercial paper at scheduled maturities. In addition, on April 1, 2002, CIT completed a $2.5 billion public unsecured bond offering as part of the previously announced strategy to strengthen its liquidity position.

     MANAGED ASSETS. Managed assets were $48.1 billion, down from $49.1 billion at December 31, 2001 and down from $54.0 billion at March 31, 2001. The decline from a year ago reflects the exit or liquidation of non-strategic businesses and lower financing volumes. The decline in volume is attributable to growth constraints following the draw down of bank facilities by CIT in early 2002, as well as lower demand in the soft economic environment.

     RISK ADJUSTED MARGIN. Excluding the provision associated with CIT's loans in Argentina, second fiscal quarter 2002 risk adjusted margin (finance margin less provision for credit losses) was $348.2 million (3.87 percent of average earning assets) versus $374.6 million (4.00 percent of average earning assets) last quarter and $336.4 million (3.23 percent of average earning assets) for the same period in 2001. The year over year margin improvement reflects lower interest expense, the Company's sale or liquidation of certain non-strategic and under-performing assets, and improved leverage, partially offset by higher net charge-offs in the current period. Risk adjusted margin declined from last quarter primarily due to increased interest cost associated with the draw down of credit facilities to pay off commercial paper and higher levels of excess cash liquidity.

     CREDIT QUALITY. At March 31, 2002, total 60+ days delinquencies as a percentage of finance receivables were 3.90 percent, unchanged from 3.90 percent last quarter and up from 3.25 percent at March 31, 2001. Second fiscal quarter net charge-offs were $112.4 million, 1.58 percent of average finance receivables, compared to $112.8 million, 1.44 percent, last quarter and up from $66.7 million, 0.80 percent, for the quarter ended March 31, 2001. Excluding the impact of liquidating portfolios, net charge-offs were $78.1 million, 1.11 percent, for the quarter compared to $65.8 million, 0.90 percent, last quarter. At March 31, 2002, the reserve for credit losses was 2.11 percent of finance receivables. Excluding the provision for Argentina financing and leasing asset exposures, the reserve was 1.75 percent of finance receivables, compared to 1.64 percent, at December 31, 2001.

     OTHER REVENUE. Other revenue for the second fiscal quarter totaled $232.1 million compared to $245.1 million last quarter and $211.6 million for the same period last year. Both the improvement from last year and the decline from last quarter resulted primarily from fluctuations in fee income and losses on venture capital investments during the current quarter. Securitization gains in the current quarter, resulting from the need to broaden funding access, increased to $34.7 million for the quarter, from $28.0 million last quarter. Securitization gains decreased from $37.4 million for the same period last year due to product mix changes and lower current period gains related to equipment securitization transactions.

     SALARIES AND GENERAL OPERATING EXPENSES. Expenses were $226.9 million for the current quarter, down from $230.5 million last quarter and $263.5 million in the prior year quarter. For the quarter, CIT's efficiency ratio of 33.4 percent was consistent with CIT's targeted mid-30's range, compared to 31.5 percent last quarter and 43.1 percent for the prior year quarter. Employees totaled approximately 6,235 at March 31, 2002 compared to 6,320 at December 31, 2001 and 7,475 last March. Operating expenses were 1.93 percent of average managed assets during the quarter, improved from last year and relatively unchanged from the prior quarter.

     CAPITALIZATION AND LEVERAGE. The ratio of tangible equity to managed assets at the end of the second fiscal quarter was 9.14 percent, an improvement from
8.72 percent at the end of the prior quarter and 8.23 percent at the end of the prior year quarter. Similarly, the ratio of debt to tangible equity improved to 7.30x at March 31, 2002 from 7.79x and 8.41x at December 31, 2001 and March 31, 2001, respectively.

     INTERNATIONAL SUBSIDIARIES. On February 11, 2002, CIT repurchased certain international subsidiaries that had previously been sold to an affiliate of Tyco on September 30, 2001. The financial information presented with this release includes these subsidiaries for all periods shown.

FORWARD LOOKING STATEMENTS:

This release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations and are subject to risks, uncertainty and changes in circumstances. Actual results may vary materially from the expectations contained in the forward-looking statements. All statements contained in this release that are not clearly historical in nature are forward-looking, and the words "anticipate," "believe," "expect," "estimate," "plan," and similar expressions are generally intended to identify forward-looking statements. The following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: economic, business, competitive and regulatory factors affecting CIT's businesses and the execution of its plan; and other factors described in Tyco's and CIT's Annual Report on Form 10-K for the year ended September 30, 2001 and in CIT's Quarterly Report on Form 10-Q for the quarter ended December 31, 2001.

ABOUT CIT:

The CIT family of companies are subsidiaries of Tyco International Ltd. (NYSE:
TYC, LSE: TYI, BSX: TYC). CIT is a leading, global source of financing and leasing capital and an advisor for companies in more than 30 industries. Managing approximately $50 billion in assets across a diversified portfolio, CIT is the trusted financial engine empowering many of today's industry leaders and emerging businesses, offering vendor, equipment, commercial, factoring, consumer and structured financing capabilities. Founded in 1908, CIT operates extensively in the United States and Canada with strategic locations in Europe, Latin and South America, and the Pacific Rim.

 MEDIA CONTACTS:

Yvette K. Rudich
CIT
(973) 597-2095
yvette.rudich@cit.com

                         CIT GROUP INC. AND SUBSIDIARIES
                    UNAUDITED CONSOLIDATED INCOME STATEMENTS
                              (Dollars in Millions)


                                                         FOR THE QUARTERS ENDED                FOR THE SIX MONTHS
                                                  --------------------------------------    ------------------------
                                                   MARCH 31,   DECEMBER 31,    MARCH 31,         ENDED MARCH 31,
                                                     2002          2001          2001         2002(1)        2001
                                                  ----------    ----------    ----------    ----------    ----------
                                                  (SUCCESSOR)   (SUCCESSOR)  (PREDECESSOR)  (SUCCESSOR)  (PREDECESSOR)
FINANCE INCOME ..............................     $  1,106.7    $  1,199.0    $  1,376.8    $  2,305.7    $  2,768.0
Interest expense ............................          348.3         373.0         625.7         721.3       1,277.9
                                                  ----------    ----------    ----------    ----------    ----------
Net finance income ..........................          758.4         826.0         751.1       1,584.4       1,490.1
Depreciation on operating lease equipment ...          310.2         338.5         346.4         648.7         694.8
                                                  ----------    ----------    ----------    ----------    ----------
Net finance margin ..........................          448.2         487.5         404.7         935.7         795.3
Provision for credit losses(2) ..............          195.0         112.9          68.3         307.9         132.1
                                                  ----------    ----------    ----------    ----------    ----------
Net finance margin after provision for credit
  losses ....................................          253.2         374.6         336.4         627.8         663.2
Other revenue ...............................          232.1         245.1         211.6         477.2         428.9
                                                  ----------    ----------    ----------    ----------    ----------
OPERATING MARGIN ............................          485.3         619.7         548.0       1,105.0       1,092.1
                                                  ----------    ----------    ----------    ----------    ----------
Salaries and general operating expenses .....          226.9         230.5         263.5         457.4         522.8
Goodwill amortization .......................           --            --            22.5          --            45.0
                                                  ----------    ----------    ----------    ----------    ----------
OPERATING EXPENSES ..........................          226.9         230.5         286.0         457.4         567.8
                                                  ----------    ----------    ----------    ----------    ----------
Income before provision for income taxes ....          258.4         389.2         262.0         647.6         524.3
Provision for income taxes ..................          (98.4)       (147.9)        (99.0)       (246.3)       (198.3)
Minority interest in subsidiary trust holding
  solely debentures of the Company, after tax           (2.7)         (2.3)         (2.9)         (5.0)         (5.8)
                                                  ----------    ----------    ----------    ----------    ----------
NET INCOME ..................................     $    157.3    $    239.0    $    160.1    $    396.3    $    320.2
                                                  ==========    ==========    ==========    ==========    ==========


(1) The results above, for all periods shown, include the results of operations of the international subsidiaries repurchased from Tyco during the quarter ended March 31, 2002.
(2) The 2002 periods include a $95.0 million provision for Argentina financing and leasing asset exposures.

                         CIT GROUP INC. AND SUBSIDIARIES
                      UNAUDITED CONSOLIDATED BALANCE SHEETS
                                  (IN MILLIONS)


                                                                      MARCH 31,     DECEMBER 31,  SEPTEMBER 30,
                                                                        2002          2001(1)        2001(1)
                                                                     -----------    -----------    -----------
ASSETS
Financing and leasing assets:
  Finance receivables ..........................................     $  26,297.7    $  30,333.0    $  31,879.4
  Reserve for credit losses ....................................          (554.9)        (496.4)        (492.9)
                                                                     -----------    -----------    -----------
  Net finance receivables ......................................        25,742.8       29,836.6       31,386.5
  Operating lease equipment, net ...............................         6,604.0        6,465.6        6,402.8
  Finance receivables held for sale ............................           645.2        1,510.3        2,014.9
Interest in trade receivables, net of loss reserves of $23.0 ...         2,510.9           --             --
Cash and cash equivalents ......................................         2,257.8        1,301.5          808.0
Receivables from affiliates ....................................            --             --            200.0
Goodwill, net ..................................................         6,896.1        6,857.1        6,569.5
Other assets ...................................................         4,293.9        3,616.9        3,708.4
                                                                     -----------    -----------    -----------
    TOTAL ASSETS ...............................................     $  48,950.7    $  49,588.0    $  51,090.1
                                                                     ===========    ===========    ===========

LIABILITIES AND SHAREHOLDER'S EQUITY
Debt:
  Commercial paper .............................................     $     709.9    $   8,016.1    $   8,869.2
  Variable-rate bank credit facilities .........................         8,518.4           --             --
  Variable-rate senior notes ...................................         8,700.5        9,237.2        9,614.6
  Fixed-rate senior notes ......................................        15,806.1       16,748.8       17,113.9
  Subordinated fixed-rate notes ................................            --             --            100.0
                                                                     -----------    -----------    -----------
Total debt .....................................................        33,734.9       34,002.1       35,697.7
Credit balances of factoring clients ...........................         1,543.5        2,184.2        2,392.9
Accrued liabilities and payables ...............................         2,401.0        2,300.5        2,141.5
                                                                     -----------    -----------    -----------
  TOTAL LIABILITIES ............................................        37,679.4       38,486.8       40,232.1
Company-obligated mandatorily redeemable preferred securities of
  subsidiary trust holding solely debentures of the Company ....           258.6          259.0          260.0
Shareholder's Equity:
  Parent company investment ....................................        10,422.4       10,422.4       10,422.4
  Retained earnings ............................................           648.7          491.4          252.4
  Accumulated other comprehensive loss .........................           (58.4)         (71.6)         (76.8)
                                                                     -----------    -----------    -----------
  TOTAL SHAREHOLDER'S EQUITY ...................................        11,012.7       10,842.2       10,598.0
                                                                     -----------    -----------    -----------
  TOTAL LIABILITIES AND SHAREHOLDER'S EQUITY ...................     $  48,950.7    $  49,588.0    $  51,090.1
                                                                     ===========    ===========    ===========


(1) The balances above include the international subsidiaries repurchased from Tyco for all periods shown.

                        CIT GROUP INC. AND SUBSIDIARIES
                             (DOLLARS IN MILLIONS)


FINANCING AND LEASING ASSETS BY STRATEGIC BUSINESS UNIT

                                                        AT            AT            AT             AT
                                                     MARCH 31,    DECEMBER 31,  SEPTEMBER 30,   MARCH 31,
                                                       2002          2001          2001           2001
                                                    -----------   -----------   -----------   -----------
Specialty Finance                                   $  10,937.4   $  12,401.6   $  12,791.1   $  15,142.0
Equipment Financing                                    10,004.3      10,310.4      11,063.7      11,917.7
Capital Finance                                         5,484.9       5,269.2       5,045.4       5,526.7
Commercial Services                                       756.1       4,316.2       5,112.2       4,434.3
Business Credit                                         3,680.6       3,541.0       3,544.9       3,561.0
Structured Finance                                      3,035.7       2,808.7       3,171.9       2,871.3
                                                    -----------   -----------   -----------   -----------
   TOTAL FINANCING AND LEASING PORTFOLIO ASSETS        33,899.0      38,647.1      40,729.2      43,453.0
FINANCE RECEIVABLES SECURITIZED AND
  MANAGED BY CIT (BY TYPE)
  Commercial                                            7,920.0       8,901.8       8,488.0       8,605.7
  Consumer                                              2,836.4       1,540.4       1,659.9       1,934.7
  Commercial Services trade receivables                 3,432.4          --            --            --
                                                    -----------   -----------   -----------   -----------
   TOTAL MANAGED ASSETS                             $  48,087.8   $  49,089.3   $  50,877.1   $  53,993.4
                                                    ===========   ===========   ===========   ===========


OTHER REVENUE


                                                                 FOR THE QUARTERS ENDED                 FOR THE SIX MONTHS ENDED
                                                       -----------------------------------------        -------------------------
                                                       MARCH 31,       DECEMBER 31,     MARCH 31,       MARCH 31,        MARCH 31,
                                                         2002             2001            2001            2002             2001
                                                       --------         --------        --------        --------         --------
Fees and other income                                  $  160.9         $  173.5        $  106.6        $  334.4         $  218.2
Factoring commissions                                      37.5             38.3            36.7            75.8             75.5
Gains on securitizations                                   34.7             28.0            37.4            62.7             78.0
Gains on sales of leasing equipment                         4.3              2.7            26.0             7.0             58.4
(Losses)/gains on venture capital investments              (5.3)             2.6             4.9            (2.7)            (1.2)
                                                       --------         --------        --------        --------         --------
   TOTAL OTHER REVENUE                                 $  232.1         $  245.1        $  211.6        $  477.2         $  428.9
                                                       ========         ========        ========        ========         ========

Note: The balances and other revenue amounts above include the international subsidiaries repurchased from Tyco for all periods shown.

                         CIT GROUP INC. AND SUBSIDIARIES
                             SELECTED FINANCIAL DATA


                                                                      FOR THE QUARTERS ENDED                  FOR THE SIX MONTHS
SELECTED DATA AND RATIOS                                     MARCH 31,      DECEMBER 31,     MARCH 31,          ENDED MARCH 31,
                                                              2002(1)          2001            2001          2002(1)        2001(2)
                                                            ----------     -------------   -----------     ----------     ---------
PROFITABILITY
Return on average tangible shareholder's equity(3)(4)(5)          15.4%          23.3%          15.6%          19.3%          16.0%
Return on AEA(3)                                                  1.75%          2.55%          1.54%          2.14%          1.54%
Return on AMA(3)                                                  1.34%          2.02%          1.23%          1.67%          1.22%
OTHER
Net finance margin as a percentage of AEA                         4.98%          5.20%          3.89%          5.04%          3.82%
Net finance margin after provision as a percentage of
  AEA(3)                                                          2.81%          4.00%          3.23%          3.38%          3.18%
Efficiency ratio(7)                                               33.4%          31.5%          43.1%          32.4%          43.0%
Salaries and general operating expenses as a percentage
   of AMA(6)(7)                                                   1.93%          1.93%          2.03%          1.92%          2.00%
Net credit losses as a percentage of average:
  Total finance receivables                                       1.58%          1.44%          0.80%          1.49%          0.75%
  Commercial finance receivables                                  1.59%          1.41%          0.71%          1.48%          0.67%
  Consumer finance receivables                                    1.51%          1.70%          1.42%          1.60%          1.34%
Volume securitized (8) (dollars in millions)               $   2,725.9    $   1,223.8    $   1,096.4    $   3,949.7    $   2,300.6


                                                                    AT MARCH 31,     AT DEC. 31,    AT SEPT. 30,      AT MARCH 31,
CREDIT QUALITY                                                          2002            2001           2001              2001
                                                                    -------------    -----------    ------------      ------------
60+ days contractual delinquency as a percentage of
     finance receivables
  Commercial(9)                                                        3.71%             3.67%          3.18%           3.03%
  Consumer                                                             5.96%             5.88%          6.12%           4.76%
    Total(9)                                                           3.90%             3.90%          3.46%           3.25%
60+ days managed contractual delinquency as
     a percentage of managed financial assets(10)
  Commercial(9)                                                        4.02%             3.91%          3.63%           3.52%
  Consumer                                                             4.51%             4.82%          4.32%           3.63%
    Total(9)                                                           4.09%             4.02%          3.72%           3.54%
Total non-performing assets as a percentage of finance
  receivables(11)                                                      3.32%             3.24%          3.04%           2.70%
Reserve for credit losses as a percentage of finance receivables(3)    2.11%             1.64%          1.55%           1.39%
CAPITAL AND LEVERAGE
Tangible shareholder's equity to managed assets(4) (5) (12)            9.14%             8.72%          8.48%           8.23%
Debt (net of overnight deposits) to tangible
  shareholder's equity(4)(5)(13)                                       7.30x             7.79x          8.20x           8.41x

--------------------------------------------------------------------------------
(1) The selected data and ratios above include the results of the international subsidiaries repurchased from Tyco for all periods shown.

(2) The data for the six months ended March 31, 2001 is derived from the quarters ended December 31, 2000 and March 31, 2001.

(3) The 2002 calculations include the impact of a $95 million provision for finance receivables and lease exposures in Argentina. Excluding this charge, the quarter and six month respective figures would be: return on average tangible shareholder's equity 21.1% and 22.1%; return on AEA 2.40% and 2.45%; return on AMA 1.84% and 1.91%; net finance margin after provision as a percentage of AEA 3.87% and 3.90%; and reserve for credit losses as a percentage of finance receivables 1.75%.

(4) Shareholder's equity excludes the impact of accounting changes for derivative financial instruments and unrealized gains on retained interests.

(5)   Tangible shareholder's equity excludes goodwill.

(6) "AMA" or "Average Managed Assets", represents the sum of average earning assets, which are net of credit balances of factoring clients, and the average of commercial and consumer finance receivables previously securitized and still managed by the Company.

(7)   Excludes amortization of goodwill.

(8) Excludes trade receivable securitizations of $3.2 billion, with a retained interest of $2.5 billion at March 31, 2002.

(9) March 2002 balances include the past due accounts and securitized receivable balance of the factoring transaction.

(10) Managed financial assets exclude operating leases and certain equity investments.

(11) Total non-performing assets reflect both commercial and consumer finance receivables on non-accrual status and assets received in satisfaction of loans.

(12) Tangible shareholder's equity (excludes the impact of accounting changes for derivative financial instruments and unrealized gains on retained interests) includes Company-obligated mandatorily redeemable preferred securities of subsidiary trust holding solely debentures of the Company ("Preferred Capital Securities").

(13) Total debt excludes, and shareholder's equity includes Preferred Capital Securities.